EXHIBIT 23.1.4

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated October 6, 2003 in this Registration Statement on Form SB-2 of Doranetti Music, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

October 20, 2004

/s/ Lopez, Blevins, Bork & Associates, LLP

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Lopez, Blevins, Bork & Associates, LLP

Houston, Texas